UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2006
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

501 Fifth Street, Bristol, Tennessee	37620
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 8.01 Other Events.
SIGNATURES

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 28, 2005, King Pharmaceuticals, Inc. (the “Company”) timely submitted to the New York Stock Exchange (“NYSE”) an Annual Chief Executive Officer Certification indicating that the Chief Executive Officer of the Company was not aware of any violation by the Company of the NYSE’s corporate governance listing standards. The Company inadvertently omitted from its 2005 annual report to shareholders, however, a statement that such Certification was timely submitted to the NYSE.
On June 14, 2006, the Company advised the NYSE of this inadvertent omission. On June 19, 2006, the Company received from the NYSE a letter advising the Company that such disclosure is required by corporate governance listing standard 303A.12(a) of the NYSE Listed Company Manual and that the Company could cure this deficiency by filing a Current Report on Form 8-K containing the required disclosure. The required disclosure appears under Item 8.01 of this Report and is incorporated into this Item 3.01 by reference. The Company will include the required disclosure in future annual reports.
Item 8.01 Other Events.
On June 28, 2005, the Company timely submitted to the NYSE an Annual Chief Executive Officer Certification indicating that the Chief Executive Officer of the Company was not aware of any violation by the Company of the NYSE’s corporate governance listing standards. Such certification was unqualified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Brian A. Markison

Brian A. Markison President and Chief Executive Officer

Date: June 21, 2006